        As filed with the Securities and Exchange Commission on June 29, 2001.

                                                      Registration No. 333-15731
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SENSORY SCIENCE CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                              86-0492122
(State or other jurisdiction of                               (I.R.S. Employer
 Incorporation or organization)                              Identification No.)


                         2841 Mission College Boulevard
                             Santa Clara, California
                                 (408) 588-8000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


           KENNETH F. POTASHNER                              Copy to:
  President, Chief Executive Officer and                  STANTON D. WONG
                 Chairman                              GABRIELLA A. LOMBARDI
          SONICblue Incorporated                      Pillsbury Winthrop LLP
      2841 Mission College Boulevard                    2550 Hanover Street
      Santa Clara, California 95054                     Palo Alto, CA 94304
              (408) 588-8000                              (650) 233-4500
 (Name, address, including zip code, and
            telephone number,
    including area code, of agent for
                service)



                                -----------------

        This Amendment to Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.


--------------------------------------------------------------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES

        The undersigned Registrant hereby removes and withdraws from registration all of the unsold shares of its Common Stock, par value $0.001 per share, previously registered pursuant to this Registration Statement on Form S-2 (Registration No. 333-15731), due to the acquisition of the Registrant by SONICblue Incorporated on June 27, 2001.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 29, 2001.

                               SENSORY SCIENCE CORPORATION

                               By           /s/ Kenneth F. Potashner
                                 ----------------------------------------------
                                              Kenneth F. Potashner
                                      President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Name                                    Title                        Date
                 ----                                    -----                        ----
      /s/ Kenneth F. Potashner          President, Chief Executive Officer       June 29, 2001
------------------------------------    (Principal Executive Officer) and Sole
        Kenneth F. Potashner            Director


          /s/ John J. Todd              Chief Financial Officer (Principal       June 29, 2001
------------------------------------    Financial Officer and Principal
            John J. Todd                Accounting Officer)
